NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      To Be Held on May 8, 1995


                      To the Shareholders of Capitol Transamerica Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Capitol Transamerica Corporation (CTC) will be held at the Holiday Inn-Madison West, 1313 John Q. Hammons Drive, Middleton, WI 53562, on Monday, May 8, 1995 with registration at 2:30 p.m. and the meeting at 3:00 p.m. central daylight time for the following purposes:

         1. To elect two directors for three year terms expiring in 1998,

         2. To ratify the selection of Ernst & Young LLP, as the Company's independent auditors for the ensuing year; and

         3. To transact such other business that may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 17, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke the proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may if you desire, withdraw your proxy at the registration desk and vote in person.

                                                            By order of the
Board of Directors,



                                                         Virgiline M. Schulte
                                                               Secretary
Madison, Wisconsin
April 3, 1995


                     IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                                   THE MEETING DATE IS MAY 8, 1995

                                  CAPITOL TRANSAMERICA CORPORATION
                       4610 University Avenue - Madison, Wisconsin 53705-0900


                       PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                       TO BE HELD MAY 8, 1995


                               SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Capitol Transamerica Corporation to be used at the Annual Meeting of Shareholders to be held on May 8, 1995 and any adjournments thereof. Shares of stock may be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person.
The proxy procedure is necessary in order to give all shareholders an opportunity to vote, because many of our shareholders will not be able to attend the Annual Meeting in person. The cost of soliciting proxies will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon. If no choice is specified, the proxy will be voted at the meeting in accordance with the recommendations of the Board of Directors as set forth herein. Any shareholder returning a proxy has the power to revoke it by written notice to the Secretary of the Corporation at any time before it is voted, by a later dated proxy, or by attending the meeting personally and voting. The Annual Report of the Company is being mailed to all shareholders herewith. The proxy materials were first mailed to all shareholders on or about April 3, 1995.

         Capitol Transamerica Corporation is the parent company of Capitol Indemnity Corporation, Capitol Specialty Insurance
Corporation and Capitol Facilities Corporation, subsidiary companies.

                                 OUTSTANDING STOCK AND VOTING RIGHTS

         As of the close of business on March 17, 1995, there were outstanding and entitled to vote 6,748,468 shares of the Company's common stock. Shareholders of record on March 17, 1995 will be entitled to one vote for each share of common stock held. The Company has no other class of stock outstanding.

                                                     PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 17, 1995 with respect to each person or entity known by the Company to be the beneficial owner (as defined by the Securities and Exchange Commission) of more than 5% of the Company's Common Voting
Stock:
                                                                Amount & Nature of                           Percent
         Name & Address                                         Beneficial Ownership                         of Class
         George A. Fait                                                  1,219,470<F1>                                17.91%
         3100 Lake Mendota Drive
         Madison, WI  53705

         Neumeier Investment Counsel                                       469,104<F2>                                 6.93%
         26435 Carmel Rancho Blvd.
         Carmel, CA   93923

         Robert E. Fait                                                     374,247                                5.54%
         148 Kings Court
         Burlington, WI  53105

<F1>     Includes 145,861 shares of record and held in Trust for his children and grandchildren to which he denies beneficial ownership, 10,294 shares in a personal Keogh Retirement Plan, 17,687 shares in the Company's Employee Stock
         Ownership Plan and 5,812 shares in a personal IRA. This total also includes
         10,500 shares of stock issuable upon exercise of options granted and outstanding under Capitol Transamerica Corporation's Stock Option Plan which are not included in the percent of class calculation.

<F2>     Information obtained from a Schedule 13G, dated February 3, 1995, filed with the
         Securities and Exchange Commission by Neumeier Investment Counsel, a California
         based company.  The Schedule 13G indicates that it has sole voting power over
         469,104 shares and dispositive power over all shares held.


                                  PROPOSAL 1. ELECTION OF DIRECTORS

         As permitted by Wisconsin law, the Board of Directors of the Company is divided into three classes, each class having a term of three years. Each year the term of office of one class expires.
This year the terms of a class consisting of three directors expires and it is the intention of the Board of Directors that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the re-election of Michael J. Larson and Richard E. Tipple to hold office for a term of three years until the Annual Meeting of Shareholders in 1998 when their terms will expire. Director Robert
C. Voss whose term expires this year and who has been a director since 1971 is not running for re-election since mandatory retirement is required of any Director attaining the age of 70 at the end of their term of directorship. There are no disagreements between Mr. Voss and the registrant. There is no reason to believe that either of the nominees will be unable or unwilling to serve as directors if elected, but if a nominee should be unable or unwilling to serve, the shares represented by management proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in place of such nominee.

         Information with respect to the nominees and other directors is set forth below:

                                                                                  Company's Common Stock
Name, Age, Principal Occupation                                    Original Date             Owned as of 3/17/95
and Public Directorships<F1>                                        of Election            Shares Percent of Class<F2><F3>
Class of 1998
(Terms will expire in 1998)

Michael J. Larson, Age 53, Madison, WI;                            1991                    2,299              0.02%
President, Bank One-Madison; Director,
Bank One-Madison.

Richard E. Tipple, Age 69, Stoughton, WI;                          1970                    34,851             0.50%
Retired, formerly with University of
Wisconsin Planning Department

Class of 1997
(Terms will expire in 1997)

George A. Fait, Age 68, Madison, WI;                                     1960     1,219,470         17.91%
Chairman of the Board and President of
the Company; Director, Bank One-Madison.

Robert W. Goodwin, Age 69, Palm Harbor,                                  1982        41,899                   0.60%
FL; Retired, formerly with Dean, Witter,
Reynolds, Inc.

Class of 1996
(Terms will expire in 1996)

Paul J. Breitnauer, Age 55, Sun Prairie,                                 1986         81,523                  1.20%
WI; Vice President & Treasurer of the
Company.

Reinhart H. Postweiler, Age 65,                                          1977          28,855       0.41%
Madison, WI; Retired, formerly with
Flad Affiliated Corporation; Director,
Bank One-Madison

<F1>      All of the named Directors and Nominees are also directors of Capitol Indemnity
          Corporation, Capitol Specialty Insurance Corporation and Capitol Facilities
          Corporation, subsidiary.  None of the above directors are
          related and there are no arrangements or understandings between directors since each is acting solely in their described capacity.  There have been no known events during the past five years which are material to the evaluation of the ability or integrity of any director of the Company.

<F2>      Includes shares of stock issuable upon exercise of options granted and outstanding under Capitol Transamerica Corporation's Stock Option Plans: 10,500 shares for
          George A. Fait, 800 shares each for Robert W. Goodwin, Michael J. Larson, Reinhart
          H. Postweiler and Richard E. Tipple and 100 shares for Paul J. Breitnauer which are not included in the percent of class calculation.

<F3>      Included in the percent of class calculations are 10,294 shares in a personal Keogh
          Retirement Plan, 17,687 shares in the Company's E.S.O.P. Plan and 5,812 shares in a personal IRA for George A. Fait and 5,869 shares in a personal I.R.A. and 3,712 shares in the Company's E.S.O.P. Plan for Paul J. Breitnauer.

                              THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four regular meetings during 1994. Each director attended at least 75% of the meetings of the Board.

         Responsibilities of the various committees of the Board of Directors are as follows:

         The Audit Committee is comprised of Messrs. Breitnauer, Larson and Postweiler. The members of the committee are responsible for assisting the Board of Directors in fulfilling its responsibilities in connection with Capitol Transamerica Corporation's accounting and financial reporting practices. The regularly scheduled Audit
Committee meeting was held on December 13, 1994.

         The Executive Committee is empowered by the By-Laws of the Company to act on behalf of the Company during intervals between meetings of the Board of Directors. The Executive Committee also functions as the Executive Compensation Committee, which is responsible for establishing the criteria used in establishing the annual compensation of the Chairman of the Board and all other officers of the Company. The Committee consists of Messrs. Fait,
Larson, Postweiler and Tipple.   The Executive Committee held one
meeting during 1994.

         The Investment Committee is responsible for the investment of the Company's assets. The Committee consists of Messrs. Fait,
Goodwin, Larson and Voss. The Investment Committee met four times during 1994 in conjunction with the regular Board of Directors meetings.

         The Nominating Committee makes recommendations to the Board of
Directors regarding nominees for election as directors.   The
ommittee consists of Messrs. Tipple, Breitnauer, Fait and Postweiler. This Committee will also consider nominees recommended by shareholders of the Company. Recommendations may be submitted in writing to the Chairman of the Nominating Committee, Mr. Richard Tipple, at the Company's address. The Committee held one meeting during 1994.

         The Sale & Acquisition Committee makes recommendations to the Board of Directors concerning any prospective offer to purchase the Company or subsidiaries and/or the possible acquisition of new companies or subsidiaries. The Committee consists of Messrs. Fait, Goodwin, Larson and Postweiler. The Sale and Acquisition Committee held four meetings during 1994 in conjunction with the regular Board of Directors meetings.

         The Stock Option Plan Committee is responsible for administering the Company's stock option plans. The Committee consists of Messrs. Tipple, Fait, Goodwin and Voss. The Stock
Option Plan Committee held four meetings during 1994.

                                      COMPENSATION OF DIRECTORS

         During the 1994 fiscal year Capitol Transamerica Corporation paid director's fees of $750 per meeting to each director of Capitol Transamerica Corporation and its wholly-owned subsidiaries, except for directors who were also officers of the companies who received no cash compensation for attendance at meetings. A committee fee of $300 is paid to outside directors when meetings are not held in conjunction with the regularly scheduled Board of Directors meetings. For fiscal year 1994 Capitol Transamerica Corporation paid a total of $15,600 in director's fees and each non-employee director received 300 unqualified stock options for serving on the respective boards.

                                           REPORT ON EXECUTIVE COMPENSATION

          The following Summary Compensation Table includes individual compensation information on all Executive Officers earning $100,000 or more in the last three fiscal years.  Such table includes all compensation for services rendered in all capacities during the fiscal years ended December 31, 1994, 1993 and 1992 respectively.

                                                    SUMMARY COMPENSATION TABLE
                                              Annual Compensation                   Long-Term Compensation

                                                                              All Other          Options
Name/Title                           Year        Salary         Bonus<F1>  Compensation<F2> (# Awarded shares)
George A. Fait                       1994        $65,000        $285,145       $15,097          None,
Chairman of the Board                1993        $65,000        $870,346         7,503          10,500
& President                          1992        $65,000        $463,896         5,232          None

Paul J. Breitnauer                   1994        $98,230           -0-           6,404          None
Vice President &                     1993        $98,000           -0-           4,426          500
Treasurer                            1992        $90,224           -0-           3,387          None

<F1>      The bonus for the years 1994, 1993 and 1992 was calculated on the results for each individual year and was paid in the first quarter of the following year. Such bonus was based on 10% of the excess gross profits after a 15% return on beginning shareholders equity.

<F2>      Includes net contributions to the Corporation's Employee Stock Ownership Plan of $12,847 in 1994,
          $5,253 in 1993, and $2,982 in 1992 for George A. Fait and $4,154 in 1994, $2,176 in 1993 and
          $1,137 in 1992 for Paul J. Breitnauer and also $2,250 annually, for each, to the company's
          401(k) Plan.

                                              OPTION'S/SARS EXERCISED IN LAST FISCAL YEAR

          The following table contains information for the named executives concerning the exercise of options during 1994 and the value of unexercised options at year-end for the Corporation's common stock.
                               Aggregated Options Exercised in Last Fiscal Year and FY-End Option Values

                                                            Number of            Value of
                      Options                              Unexercised         Unexercised
                      Acquired on          Value            Options at          Options at
                      Exercise            Realized           12/31/94          at 12/31/94
Name                  (# Shares)           ($)<F1>          (# Shares)           ($)<F1>
George A. Fait         -0-                  $-0-              10,500             $26,250
Paul J. Breitnauer     400                  1,000              100                 $250

<F1>      Based on 12-31-94 Market price of $16.75 less base cost of $14.25 per share.

Compensation Committee Interlocks and Insider Participation

         The members of the Corporation's Executive Compensation
Committee for 1994 were Mr. George A. Fait, Mr. Michael J. Larson, Mr. Reinhart H. Postweiler and Mr. Richard E. Tipple.

         Mr. George A. Fait, Chairman of the Board and President of Capitol Transamerica Corporation serves as a Director of Bank One - Madison, and Mr. Michael J. Larson, President of Bank One - Madison serves on the Board of Capitol Transamerica Corporation, Mr. Reinhart H. Postweiler, Director, serves on both Boards and all serve on the Executive Compensation Committee of Capitol Transamerica Corporation.

Executive Compensation Committee Report

         The Executive Compensation Committee of the Board of Directors is composed of three independent outside directors and Mr. George A. Fait, Chairman of the Board and President of the Company. The Committee is responsible for setting and administering the annual compensation of the Chairman of the Board and all other officers of the Company. In 1983 the Committee established a base annual salary of $65,000 for the Chairman of the Board with a bonus based on 10% of the excess of gross profits after a 15% return on beginning shareholders' equity, such plan was confirmed and continued by the Executive Compensation Committee and is effective for the calendar year of 1995.


                                  Executive Compensation Committee
 George A. Fait, Michael J. Larson, Reinhart H. Postweiler, Richard E. Tipple

Comparison of Five Year Cumulative Total Return

          The following graph demonstrates a five year comparison of cumulative total return for Capitol Transamerica
Corporation, the Standard & Poor's 500 Index and Firemark Insurance Index (Property & Casualty commercial Peer
Group).

                12/31/89     12/31/90     12/31/91     12/31/92     12/31/93     12/31/94
CATA              100          116          281          223          245          242

S&P 500<F1>       100           97          126          136          148          150

Industry<F2>      100           87          118          148          162          148

<F1>      Includes Reinvested Dividends
<F2>      Firemark Insurance Index Property & Casualty Commercial Peer Group

                                         COMPENSATION PLANS

Stock Option Plans

         Capitol Transamerica Corporation has a stock option plan which was adopted by the Board of Directors at the January 14, 1993 meeting. Such Plan replaced the 1976 Unqualified Stock Option Plan and the 1981 Incentive Stock Option Plan that both expired on October 25, 1991. The purpose of the Plan is to induce Employees to remain in the employ of the Company or its subsidiaries, to attract and retain qualified Non-Employee Directors and to encourage
Employees, Key Persons and Non-Employee Directors to secure or increase on reasonable terms their stock ownership in the Company.
The Board of Directors of the Company believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

         The table below summarizes certain information with respect to the Company's option plans which expired
October 25,1991 and sets forth all options exercised during the periods January 1, 1994 through December 31, 1994 and January 1 through March 17, 1995:
                         Options Awarded     Options Exercised    Options Exercised       Options    Options Available
                        1-1-94 to 12-31-94  1-1-94 to 12-31-94    1-1-95 to 3-17-95     Outstanding      For Award
1976 Unqualified Plan           -0-                 4,215                -0-                -0-            -0-
1981 Incentive Plan             -0-                26,271                4,979              60,116         -0-

         The table below summarizes stock options awarded and exercised under the Capitol Transamerica Corporation
Stock Option Plan adopted January 14, 1993:
                         Options Awarded     Options Exercised    Options Exercised       Options    Options Available
                        1-1-94 to 12-31-94  1-1-94 to 12-31-94    1-1-95 to 3-17-95     Outstanding      For Award
1993 Stock Option Plan         12,500              700                   -0-                39,600         609,800

         All options under the Stock Option Plans were issued at 100% of the fair market value on the date of grant. The market value on March 17, 1995 of the common stock of CTC was quoted in the over-the-counter quotations of the National Association of Securities
Dealers at $16.00 bid and $16.50 ask.   There are currently 53
employees and 5 directors that hold Stock Options.

Employee Stock Ownership Plan

         An Employee Stock Ownership Plan (ESOP) was adopted in 1988 for the purpose of inducing employees to remain in the employ of the Company, to attract new employees and to provide such employees the opportunity to participate in the ownership of the Corporation. All present and future employees of the Company and its subsidiaries are eligible to participate in accordance with the terms of the Plan. Presently there are 50,361 shares of the company stock in the Plan of which 48,771 shares have been allocated to those employees who are eligible to participate. There are 1,590 shares available for allocation and award. There are currently 92 active employees in the Plan and 12 in-active. The market value of the stock within the Plan at March 17, 1995 was $805,776.00.


Employee 401(k) Savings Plan

         The Company has an Employer sponsored 401(k) Plan for all employees who have been employed by the Company for 12 consecutive months, under which the Company contributes an amount equal to 150% of each participants eligible contribution for the plan year that does not exceed 6% of compensation and shall be no greater than $1,500 for each employee and $2,250 for the employer for a maximum combined total of $3,750 for each limitation (plan) year. The employee may contribute non-matching funds not to exceed 10% of gross annual salary. Both the individual participants contribution and the Company's contribution are non-forfeitable, with no reversion to the Company. Currently there are 87 active employees in the Plan and 2 in-active.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC) and the NASDAQ Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1994 with the exception of one late filing by Director
Reinhart Postweiler.

               PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

         The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 1995 are Ernst & Young LLP who also served in that capacity for the fiscal year ended December 31, 1994. A representative of the firm is expected to be present at the Annual Meeting of Shareholders on May 8, 1995 and will be afforded an opportunity to make any statement they wish and to answer appropriate questions regarding the Company's financial statements.

                                       SHAREHOLDERS PROPOSALS

         The Corporation has not received any shareholder proposals to be considered for presentation at the 1995 Annual Meeting of Shareholders. If a shareholder desires to present a proposal for inclusion in next year's Proxy Statement and to present such proposal at the 1996 Annual Meeting of the Shareholders of Capitol Transamerica Corporation, the shareholder must submit such proposal in writing to Capitol Transamerica Corporation, 4610 University Avenue, Madison, Wisconsin 53705, Attention: Secretary, not later than December 31, 1995.

                                           OTHER BUSINESS

         The meeting is being held for the purposes set forth in the Notice accompanying this Proxy Statement. The Board of Directors of the Company does not know of any other matters which may be presented at the meeting. In the event that any matters other than those referred to in the accompanying Notice properly come before the meeting or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the person acting by authorization of these proxies.

                                            CAPITOL TRANSAMERICA CORPORATION


                                                    Virgiline M. Schulte
April 3, 1995                                       Secretary


                                  CAPITOL TRANSAMERICA CORPORATION
                               4610 UNIVERSITY AVE., MADISON, WI 53705

                           PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints George A. Fait as proxy, and Virgiline M. Schulte as the alternative proxy, with power of substitution to vote all shares of stock of Capitol Transamerica Corporation of record in the name of the undersigned at the close of business on March 17, 1995 at the Annual Meeting of Shareholders of the Corporation to be held May 8, 1995, and any adjournments or postponements thereof as indicated below:
1. ELECTION OF DIRECTORS - Class of 1998 - Michael J. Larson and Richard E. Tipple.

    FOR all nominees listed above                 WITHHOLD AUTHORITY
     (except as indicated to the contrary)         for all nominees listed above

         (INSTRUCTION: To withhold authority to vote for any such nominees, write the nominee's name in the space provided below.)

2. The proposal to approve the appointment of Ernst & Young LLP as the auditors for the Company for 1995.
                   FOR                  AGAINST               ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business and matters that may properly come before the meeting.

                              Please sign and date on the reverse side.

PROXY NO.                    CONTINUED FROM REVERSE SIDE           NO. OF SHARES


         This proxy when properly executed will be voted in the manner directed herein by the undersigned and shareholder. In the absence of specific direction, it will be voted in the affirmative for all matters to come before the meeting.

Dated,                      , 1995




                               Stockholder(s) Sign Here

                               Please sign exactly as name(s) appear hereon, giving your full title if signing as attorney, executor, administrator, trustee, guardian, etc. If shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE